UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 18, 2021 (May 17, 2021)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on May 10, 2021, EQT Corporation (EQT) entered into a Purchase Agreement with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule 1 thereto, relating to the issuance and sale (the Offering) of $500.0 million in aggregate principal amount of its 3.125% senior notes due 2026 (the 2026 Notes) and $500.0 million in aggregate principal amount of its 3.625% senior notes due 2031 (the 2031 Notes and, together with the 2026 Notes, the Notes).

On May 17, 2021, EQT completed the Offering. The 2026 Notes were issued pursuant to an Indenture, dated as of March 18, 2008 (the Original Indenture), as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008 (the Second Supplemental Indenture and, together with the Original Indenture, the Base Indenture), and as further supplemented by a Twelfth Supplemental Indenture, dated as of May 17, 2021 (the Twelfth Supplemental Indenture); and the 2031 Notes were issued pursuant to the Base Indenture, as supplemented by a Thirteenth Supplemental Indenture, dated as of May 17, 2021 (the Thirteenth Supplemental Indenture), in each case between EQT (or its predecessor) and The Bank of New York Mellon, as trustee.

The 2026 Notes will mature on May 15, 2026 and accrue interest at a rate of 3.125% per annum, payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2021. The 2031 Notes will mature on May 15, 2031 and accrue interest at a rate of 3.625% per annum, payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2021.

The Base Indenture, as supplemented by the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture (collectively, the Indenture), contains covenants that limit EQT’s ability to, among other things and subject to certain significant exceptions, incur certain debt secured by liens and engage in certain sale and leaseback transactions, and limits EQT’s ability to enter into certain consolidations, mergers or sales other than for cash or leases of its assets substantially as an entirety to another entity or to purchase the assets of another entity substantially as an entirety.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Original Indenture, the Second Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the form of the 2026 Notes and the form of the 2031 Notes, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of March 18, 2008, between EQT Corporation, as successor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).
4.2	Second Supplemental Indenture, dated as of June 30, 2008, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).
4.3	Twelfth Supplemental Indenture, dated as of May 17, 2021, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 2026 Notes were issued.
4.4	Thirteenth Supplemental Indenture, dated as of May 17, 2021, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the 2031 Notes were issued.
4.5	Form of EQT Corporation’s 3.125% Senior Notes due 2026 (included in Exhibit 4.3 hereto).
4.6	Form of EQT Corporation’s 3.625% Senior Notes due 2031 (included in Exhibit 4.4 hereto).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: May 18, 2021	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary